Exhibit 16.1

509.624.9223       802 North Washington

mail@fruci.com Spokane, WA 99201

January 17, 2019

U.S. Securities and Exchange Commission Office of the Chief Accountant

100F Street, N.E.

Washington, DC 20549

Re: Jialijia Group Corporation Limited Commission file number: 333-209900

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Jialijia Group Corporation Limited (Registrant) dated January 17, 2019, and agree with the statements concerning our Firm contained under Item

4.01 therein.

Very truly yours,

/s/ Fruci & Associates II, PLLC